______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Non-Employee Director Compensation

On February 3, 2009, the Compensation Committee of the Board of Directors of GeoResources, Inc. (the “Registrant”) adopted a compensation structure for non-employee directors effective for 2009.  Each Registrant non-employee director will receive annual compensation of $23,000; each member of the Audit Committee of the Board of Directors will receive $8,000 per year; and each member of the Compensation Committee of the Board of Directors will receive $4,000 per year.  Additionally, each non-employee director was granted stock options under the Amended and Restated 2004 Employees’ Stock Incentive Plan of the Registrant (the “2004 Plan”) of 40,000 shares of common stock of the Registrant with an exercise price for 20,000 shares at $8.50 per share and an exercise price of $10.00 per share for the remaining 20,000 shares.  The options will vest equally between the two exercise price parts of them for 25% of the shares on each yearly anniversary of the date of grant, so that at the end of year one, 10,000 shares will be exercisable, at the end of year two an additional 10,000 shares will be exercisable, at the end of year three an additional 10,000 shares will be exercisable, and at the end of year four the options will be exercisable in full  The options have terms of 10 years and will otherwise be subject to the terms and conditions of the 2004 Plan.  The February 3, 2009 closing price of the Registrant’s common stock on the Nasdaq Global Market was $7.62 per share.

Officer Compensation

On February 3, 2009, the Compensation Committee of the Board of Directors of the Registrant approved  base salaries for the Registrant’s executive officers commencing at the discretion of the Chief Executive Officer of the Registrant but no earlier than April 1, 2009, and approved the payment of bonuses to executive officers for 2008.  Also on February 3, 2009, the Compensation Committee approved stock option grants to the Registrant’s executive officers to purchase the Registrant’s common stock pursuant to the 2004 Plan.  Fifty percent of the stock options are exercisable at $8.50 per share and fifty percent are exercisable at $10.00 per share.  The stock options vest equally between the two exercise price parts of them in equal annual installments over four years from the date of grant.  The options have terms of 10 years and will be subject to the terms and conditions of the 2004 Plan.

The 2008 bonus payments, 2009 base salaries and the stock option grants are set forth in the table below.

Officer	2008 Bonus Amount ($)	2009 Base Salary ($)	Stock Options (common stock)(#)
Frank A. Lodzinski President and Chief Executive Officer	20,000	200,000	100,000
Collis P. Chandler Executive Vice President and Chief Operating Officer Northern Region	17,500	160,000	50,000
Francis M. Mury Executive Vice President and Chief Operating Officer Southern Region	17,500	165,000	50,000
Robert J. Anderson Vice President, Business Development, Acquisitions and Divestitures	17,500	160,000	50,000
Howard E. Ehler Vice President and Chief Financial Officer	17,500	160,000	50,000

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: February 6, 2009